UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2019

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-06364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ  08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2019, South Jersey Industries, Inc. (the “Company”) entered into an unsecured $100 million term loan credit agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”) as the lender.  The entire amount was borrowed on September 23, 2019.  The maturity date of the term loan is September 18, 2020, at which time the principal and any accrued but unpaid interest must be paid. Any amounts repaid prior to the maturity date cannot be reborrowed.

The term loan bears interest at a variable base rate or a variable London Interbank Offered Rate (“LIBOR”), at the Company’s election.  Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate plus 0.5%; (b) the daily “prime rate” of Bank of America; and (c) the one-month LIBOR rate plus 1%; plus in each case, an applicable margin that may range from zero to .25%, depending on the Company’s Debt Rating (as defined in the Credit Agreement).  Interest on LIBOR loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.50% to 1.25%, depending on the Company’s Debt Rating.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization (as such terms are defined in the Credit Agreement) of not more than 0.70 to 1.0, and customary events of default.

Bank of America and its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services or other services for the Company or its affiliates, and affiliates of Bank of America have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8 K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated as of September 23, 2019 between the South Jersey Industries, Inc. and Bank of America, N.A.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: September 26, 2019	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez Title: Senior Vice President & Chief Financial Officer